Exhibit 99.1

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

PDO	Computershare Trust Company, N.A.
	250 Royall Street		COMPANY # [-]
Canton, Massachusetts 02021
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

	:	INTERNET/MOBILE – [-] Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [-].

	(	TELEPHONE – [-] Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [-].

	*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

		For	Against	Abstain
1.	Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of August 1, 2014, as it may be amended from time to time, by and among Yuma Energy, Inc., Pyramid Oil Company, Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc., and the transactions contemplated thereby.	☐	☐	☐

2.	Proposals to approve certain amendments to Pyramid’s restated articles of incorporation, each to take effect only upon consummation of the merger, as follows:
		For	Against	Abstain
2A.	Proposal to approve the provision in the restated articles of incorporation of Pyramid that increases the authorized shares of Pyramid common stock from 50,000,000 shares to 300,000,000 shares.	☐	☐	☐
		For	Against	Abstain
2B.	Proposal to approve the provision in the restated articles of incorporation of Pyramid that provides for the classification of the board of directors of Pyramid into two classes with staggered terms.	☐	☐	☐
		For	Against	Abstain
2C.	Proposal to approve the provision in the restated articles of incorporation of Pyramid that eliminates cumulative voting in the election of directors.	☐	☐	☐
		For	Against	Abstain
2D.	Proposal to approve the provision in the restated articles of incorporation of Pyramid that changes the name of Pyramid to “Yuma Energy, Inc.” after the merger.	☐	☐	☐
		For	Against	Abstain
3.	Proposal to approve and adopt the Pyramid Oil Company 2014 Long-Term Incentive Plan.	☐	☐	☐
		For	Against	Abstain
4.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposals above.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting:		Date:

Signature(s) in Box
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Pyramid Oil Company

SPECIAL MEETING OF STOCKHOLDERS

[-], 2014

[-] a.m., Local Time

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL D. HERMAN and LEE G. CHRISTIANSON, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Pyramid Oil Company common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of Pyramid Oil Company to be held at [-] at [-] a.m. local time on [-], 2014 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors below.

The board of directors unanimously recommends a vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposalS RELATED TO THE RESTATED ARTICLES OF INCORPORATION OF PYRAMID, “FOR” the proposal to approve AND ADOPT THE PYRAMID Oil COMPANY 2014 Long-Term Incentive Plan, and “FOR” any proposal to authorize the board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the ABOVE proposalS.

See reverse for voting instructions.